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                                                                   Exhibit 23.01

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-36599, 33-61233, 33-61231, 33-21352, 2-98101, 333-102132 and
333-112208) pertaining to the stock and other incentive plans of Grey Global Group Inc. of our report dated February 26, 2004 on the consolidated financial statements and the financial statement schedule of Grey Global Group Inc. and consolidated subsidiary companies included in this Annual Report (Form 10-K) for the year ended December 31, 2003.




                                                        ERNST & YOUNG LLP



New York, New York
March 12, 2004